Exhibit 99.1

For Immediate Release

Contact:

Arthur L. Freeman

Chairman of the Board and CEO

(859) 734-5452

N. William White

President

(812) 944-1400

COMPLETION OF STRATEGIC ALLIANCE

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

AND INDEPENDENCE BANCORP

Harrodsburg, Kentucky – July 9, 2004 – Effective today at 5:00 p.m., Harrodsburg First Financial Bancorp, Inc., the holding company of First Financial Bank headquartered in Harrodsburg, Kentucky and Independence Bancorp, the holding company of 1st Independence Bank, headquartered in New Albany, Indiana, completed its strategic alliance. The new name of the company is 1st Independence Financial Group, Inc. (“1st Independence Financial”) and its stock trades on the NASDAQ National Market under the symbol “FIFG.”

Arthur L. Freeman, Chairman of the Board and Chief Executive Officer commented, “The strategic alliance with Independence Bancorp will give us a significant entry into the growing markets of southern Indiana and greater Louisville, Kentucky. First Financial Bank has merged with and into 1st Independence Bank and will now operate under the name of 1st Independence Bank. Our banking operations will be directed under the leadership of N. William White who is President of 1st Independence Financial and President and Chief Executive Officer of 1st Independence Bank.”

“In addition to Mr. White’s appointment, our new management team will consist of R. Michael Wilboun, Executive Vice President and Chief Financial Officer and Alan D. Shepard, Executive Vice President and Senior Lending Officer.”

The Boards of Directors of 1st Independence Financial and 1st Independence Bank shall consist of the following members, Arthur L. Freeman, Chairman of the Board, Matthew C. Chalfant, Vice Chairman of the Board, N. William White, Jack L. Coleman, Jr., James W. Dunn, Thomas Les Letton, W. Dudley Shryock, Charles L. Moore II, Ronald L. Receveur, and Stephen R. Manecke.

Independence Bancorp shareholders of record as of July 9, 2004 will receive instructions from Illinois Stock Transfer, the exchange agent, on how to exchange their shares for the merger consideration. Independence Bancorp’s shareholders will be entitled to receive one (1) share of 1st Independence Financial common stock for each share of their Independence Bancorp common stock. Shareholders of Harrodsburg will not exchange their shares. Approximately 690,000 shares of Independence Bancorp will be exchanged.

About 1st Independence Financial Group, Inc.

1st Independence Financial Group is headquartered in Harrodsburg, Kentucky and includes 1st Independence Bank, Citizens Financial Bank, Inc., a majority owned subsidiary, and 1st Independence Mortgage Group, a division of 1st Independence Bank. 1st Independence Bank has six full service banking offices. The banking offices are located in Harrodsburg, Kentucky, Lawrenceburg, Kentucky, Louisville, Kentucky, New Albany, Indiana, Jeffersonville, Indiana, and Marengo, Indiana. Citizens Financial Bank, Inc. has one full service office in Glasgow, Kentucky. 1st Independence Mortgage Group operates in Louisville, Kentucky and southern Indiana.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, the company wishes to advise readers that the factors listed above could affect the company’s financial performance and could cause the company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

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